SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 2, 2016

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-0392908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On January 27, 2016, Endurance Specialty Holdings Ltd., a Bermuda company (the “Company”), entered into an amended and restated employment agreement with John A. Kuhn, the Company’s Chief Executive Officer, Global Insurance. A copy of the amended and restated employment agreement (the “Amended Employment Agreement”) is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Amended Employment Agreement is substantially the same as the employment agreement it replaces, except for a lengthening of Mr. Kuhn’s notice period for a separation from service by the executive without good reason (and an elimination of post-employment compensation and non-competition obligations under such circumstances), an update to the financial planning reimbursement and housing allowance benefits, additional provisions regarding the interpretation of the Amended Employment Agreement under Section 409A of the U.S. Internal Revenue Code and updates to Mr. Kuhn’s base salary, target annual incentive compensation opportunity and long-term incentive compensation opportunity.

The Amended Employment Agreement is for a one year term, followed by automatic one-year renewals unless three months’ notice is provided by the Company or twelve months’ notice is provided by Mr. Kuhn. Termination by the Company of the Amended Employment Agreement constitutes separation from service by the Company without cause. The Amended Employment Agreement specifies for Mr. Kuhn an annual base salary of $800,000, subject to increase at the discretion of the Board of Directors of the Company. The Amended Employment Agreement also provides Mr. Kuhn with the opportunity to earn annual incentive compensation and long-term incentive compensation, each payable at the discretion of the Board of Directors of the Company. The target annual incentive opportunity specified in the Amended Employment Agreement is 120% of base salary and the long-term incentive opportunity specified in the Amended Employment Agreement is 180% of base salary. The Amended Employment Agreement provides for reimbursement for housing and travel expenses, as well as a gross-up on U.S. taxes arising from certain of the housing and travel expense reimbursements.

Under the Amended Employment Agreement, the Company may separate Mr. Kuhn’s service from the Company as a result of disability, for cause or without cause. Mr. Kuhn may separate his service from the Company at any time, with or without good reason. Mr. Kuhn’s service with the Company will automatically be severed upon the executive’s death.

Under the Amended Employment Agreement, in the event of separation of Mr. Kuhn’s service from the Company, Mr. Kuhn will be entitled to severance dependent upon the circumstances of Mr. Kuhn’s separation.

•	If the separation of Mr. Kuhn’s service from the Company is by the Company with cause or by Mr. Kuhn without good reason, Mr. Kuhn is entitled to receive: (i) accrued base salary through the date of separation, (ii) unreimbursed business expenses, (iii) payment for accrued and unused vacation days and (iv) reimbursement for certain housing expenses.

•	If the separation of Mr. Kuhn’s service from the Company is as a result of Mr. Kuhn’s death, Mr. Kuhn is entitled to receive the benefits listed above as well as: (i) reimbursement for certain relocation and tax preparation expenses, (ii) any fully earned but unpaid annual incentive compensation for the previously completed calendar year and (iii) a prorated portion of Mr. Kuhn’s annual incentive compensation, calculated at target, for the current calendar year.

•	If the separation of Mr. Kuhn’s service from the Company is as a result of Mr. Kuhn’s disability, Mr. Kuhn is entitled to receive the benefits listed above as well as 6 months of base salary, less any long-term disability payments.

•	If the separation of Mr. Kuhn’s service from the Company is by the Company without cause or by Mr. Kuhn with good reason, Mr. Kuhn is entitled to receive the benefits listed above as well as: (i) an additional three months of base salary, (ii) a continuation of medical, dental, vision and life insurance for nine months and (iii) the value of either 50% of unvested long-term incentive awards or the unvested long-term incentive awards vesting over the two years following termination, whichever is greater.

•	If the separation of Mr. Kuhn’s service from the Company is by the Company without cause or by Mr. Kuhn with good reason, in either case during a period starting three months prior to and ending two years after a change in control of the Company, Mr. Kuhn is entitled to receive the benefits listed above as well as the average of Mr. Kuhn’s annual incentive awards over the past three years.

To receive the severance described above, Mr. Kuhn is required to execute a general release of claims against the Company. Mr. Kuhn’s severance may be delayed for six months following his separation from service with the Company if such delay in payments is necessary to comply with U.S. Internal Revenue Code Section 409A. In addition, Mr. Kuhn’s severance may be reduced to the extent such severance is subject to any excise tax imposed under Internal Revenue Code Section 4999 as a result of the application of Internal Revenue Code Section 280G.

Under the Amended Employment Agreement, Mr. Kuhn is subject to non-competition and non-solicitation provisions during Mr. Kuhn’s notice period and for a period of six months after separation from service (other than as a result of Mr. Kuhn’s death or Mr. Kuhn’s separation from service without good reason) and ongoing confidentiality, intellectual property and non-disparagement requirements.

Concurrent with the execution of the Amended Employment Agreement, the Company entered into an amended indemnification agreement with Mr. Kuhn. A copy of the amended form of indemnification agreement (the “Amended Indemnification Agreement”) is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The Amended Indemnification Agreement is substantially the same as the indemnification agreement it replaces.

The Amended Indemnification Agreement provides that the Company will indemnify Mr. Kuhn to the full extent permitted by applicable law. In addition, the Amended Indemnification Agreement provides for the reimbursement by the Company of Mr. Kuhn’s expenses related to the defense of claims arising from Mr. Kuhn’s services as a director, officer, employee, agent or fiduciary of the Company. In the event indemnification is unavailable to Mr. Kuhn, the

Amended Indemnification Agreement specifies contribution. Under the Amended Indemnification Agreement, Mr. Kuhn’s right to indemnification is terminated in the event the claim arises from Mr. Kuhn’s fraud or dishonesty in relation to the Company. In addition, Mr. Kuhn’s right of indemnification is limited where payment is to be made from another source, where indemnification is prohibited by law or where the claim arises as a result of liability under Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended.

The Amended Indemnification Agreement also specifies the minimum levels of directors’ and officers’ liability insurance to be purchased by the Company, the procedure for the determination of Mr. Kuhn’s entitlement to indemnification by the Company and the procedures to be followed in connection with the defense of third party claims subject to indemnification.

The foregoing summaries of the Amended Employment Agreement and the Amended Indemnification Agreement do not purport to be complete and are qualified in their entirety by reference to the Amended Employment Agreement and Amended Indemnification Agreement attached hereto as Exhibit 10.1 and 10.2, respectively.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The description of the Amended Employment Agreement and Amended Indemnification Agreement set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1	Amended and Restated Employment Agreement, dated January 27, 2016, between Endurance Specialty Holdings Ltd. and John A. Kuhn

10.2	Amended and Restated Indemnification Agreement, dated January 27, 2016, between Endurance Specialty Holdings Ltd. and John A. Kuhn

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 2, 2016

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated January 27, 2016, between Endurance Specialty Holdings Ltd. and John A. Kuhn

10.2	Amended and Restated Indemnification Agreement, dated January 27, 2016, between Endurance Specialty Holdings Ltd. and John A. Kuhn